EXHIBIT 7.16



                                    GUARANTEE
                                       OF
                          AIG FINANCIAL PRODUCTS CORP.

         Guarantee, dated as of August 28, 2006 (this "Guarantee"), by AIG Financial Products Corp., a Delaware corporation with its principal office located at 50 Danbury Road, Wilton, CT 06897-4444 (the "Guarantor"), in favor of Kinder Morgan, Inc., a Kansas corporation (the "Guaranteed Party").

         1. GUARANTEE. To induce the Guaranteed Party to enter into that certain Agreement and Plan of Merger, dated as of August 28, 2006 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among the Guaranteed Party, Knight Holdco LLC, a Delaware limited liability company ("Parent"), and Knight Acquisition Co., a Kansas corporation and a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Guaranteed Party, the Guarantor absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party the prompt payment when due, subject to applicable grace periods, of 26.02% of the Parent Termination Fee (as such term is defined in the Merger Agreement) (the "Obligations"); provided that notwithstanding anything to the contrary set forth herein, the maximum amount payable by the Guarantor under this Guarantee shall not exceed $55,949,027 (the "Cap"), it being understood that this Guarantee may not be enforced without giving effect to the Cap. Notwithstanding anything to the contrary contained in this Guarantee or any other document, the obligations of Guarantor under this Agreement and of any other parties under any other guarantees shall be several and not joint.

         2. NATURE OF GUARANTEE. The Guarantor's obligations hereunder shall not be affected by the existence, validity, enforceability, perfection or extent of any collateral therefor or by any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Guarantor not available to Parent or Merger Sub. The Guarantor agrees that the Guaranteed Party may resort to the Guarantor for payment of any of the Obligations whether or not the Guaranteed Party shall have resorted to any collateral therefor or shall have proceeded against Parent or Merger Sub or any other obligor principally or secondarily obligated with respect to any of the Obligations. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to the Guaranteed Party in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. This is an unconditional guarantee of payment and not of collectibility. The Guarantor reserves the right to (a) set-off against any payment owing to the Guaranteed Party hereunder any amounts owing by the Guaranteed Party to Parent, Merger Sub or the Guarantor and
(b) assert defenses which Parent or Merger Sub may have to payment of any Obligations other than defenses arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby.



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         3.       CHANGES IN OBLIGATIONS, COLLATERAL THEREFOR AND AGREEMENTS
RELATING THERETO; WAIVER OF CERTAIN NOTICES. The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with Parent or Merger Sub or with any other party to, or person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent or Merger Sub or any such other person without in any way impairing or affecting this Guarantee. The Guarantor waives notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of dishonor and protest. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub or any other entity or person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (c) the addition, substitution or release of any other entity or person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of Parent or Merger Sub or any other entity or person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub or any other entity or person interested in the transactions contemplated in the Merger Agreement; or (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment of the Obligations. Notwithstanding anything to the contrary contained in this Guarantee, the Guaranteed Party hereby agrees that to the extent Parent and Merger Sub are relieved of their obligations under Section 7.2(b) of the Merger Agreement, the Guarantor shall be similarly relieved of its Obligations under this Guarantee.

         4. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

         5. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

                  (a) the Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Guarantee;



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                  (b)      the execution, delivery and performance of this
Guarantee have been duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor's certificate of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

                  (c) all consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guarantee have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee; and

                  (d) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general equity principles;

         6. ASSIGNMENT. Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Guaranteed Party or the Guarantor, as the case may be; provided, however, that the Guarantor may assign all or a portion of its obligations hereunder to an affiliate or to an entity managed or advised by an affiliate of the Guarantor, provided that no such assignment shall relieve the Guarantor of any liability or obligation hereunder except to the extent actually performed or satisfied by the assignee.

         7. NOTICES. All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

                          AIG Financial Products Corp.
                          50 Danbury Road
                          Wilton, CT 06897-4444
                          Attention:    Chief Financial Officer, General Counsel
                          Facsimile: 203-222-4780


or to such other address or facsimile number as the Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Merger Agreement.



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         8.       CONTINUING GUARANTEE. This Guarantee shall remain in full
force and effect and shall be binding on the Guarantor, its successors and assigns until all amounts payable under this Guarantee have been indefeasibly paid or satisfied in full. Notwithstanding the foregoing, this Guarantee shall terminate and the Guarantor shall have no further obligations under this Guarantee as of the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the first anniversary of any termination of the Merger Agreement in accordance with its terms, except as to a claim for payment of any Obligation presented by the Guaranteed Party to Parent, Merger Sub or the Guarantor by such first anniversary.

         9. NO RECOURSE. The Guaranteed Party acknowledges that the sole assets of Parent and Merger Sub are cash in a de minimis amount and its rights under the Merger Agreement, and that no additional funds are expected to be contributed to Parent or Merger Sub unless and until the Closing occurs. Notwithstanding anything that may be expressed or implied in this Guarantee or any document of instrument delivered contemporaneously herewith, by its acceptance of the benefits of this Guarantee, the Guaranteed Party acknowledges and agrees that it has no right of recovery against, and no liability shall attach to, the former, current or future stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Guarantor, Parent or Merger Sub or any former, current or future stockholder, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing (collectively, but not including the Guarantor, Parent or Merger Sub, each an "Affiliate"), or, other than its right to recover from Guarantor for up to the amount of the Obligations (subject to the Cap and the other limitations described herein), Guarantor, Parent or Merger Sub, through Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent or Merger Sub against an Affiliate, Guarantor, Parent or Merger Sub (including a claim to enforce the commitment letters dated as of the date hereof from the AIG Knight LLC and certain other parties to Parent), arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise. The Guaranteed Party hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its respective affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto, against an Affiliate or, other than its right to recover from Guarantor for up to the amount of the Obligations (subject to the cap and the other limitations described herein), Guarantor, Parent or Merger Sub. Recourse against the Guarantor under this Guarantee shall be the sole and exclusive remedy of the Guaranteed Party against the Guarantor or Affiliates in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. Nothing set forth in this Guarantee shall affect or be construed to affect any liability of Parent or Merger Sub to the Guaranteed Party or shall confer or give or shall be construed to confer or give to any Person other than the Guaranteed Party (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Guarantor as expressly set forth herein. For all purposes of this Guarantee, pursuit of a claim against a person by the Guaranteed Party



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shall be deemed to be pursuit of a claim by the Guaranteed Party arising under or in connection with the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto. A person shall be deemed to have pursued a claim against another person if such first person brings a legal action against such person, adds such other person to an existing legal proceeding, or otherwise asserts a legal claim of any nature against such person. The Guaranteed Party acknowledges that the Guarantor is agreeing to enter into this Guarantee in reliance on the provisions set forth in this Section 9. This
Section 9 shall survive termination of this Guarantee.

         10. GOVERNING LAW. This Guarantee shall be governed and construed in accordance, with the laws of the State of New York applicable to contracts executed in and to be performed in that State.

         11. JURISDICTION. All actions arising out of or relating to this Guarantee shall be heard and determined exclusively in the state or federal courts of the United States of America located in the State of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of the state or federal courts of the United States of America located in the State of New York for the purpose of any action arising out of or relating to this Guarantee brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Guarantee or the transactions contemplated hereby may not be enforced in or by the above-named court.

         12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         13. COUNTERPARTS. This Guarantee may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.





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         IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by the Guarantor to the Guaranteed Party as of the date first written above by its officer thereunto duly authorized.

                                        AIG FINANCIAL PRODUCTS CORP.


                                        By:  /s/James McGinnis
                                            ------------------------------------
                                            Name: James McGinnis
                                            Title:   Managing Director


Accepted and Agreed to:

KINDER MORGAN, INC.


By: /s/Joseph Listengart
    ------------------------------------
       Name:  Joseph Listengart
       Title:   Vice President
























                  [Signature Page to the AIG Guarantee Letter]



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